Exhibit 10.1

AMENDED AND RESTATED

TARGA RESOURCES CORP.

2010 STOCK INCENTIVE PLAN

(As Amended and Restated May 22, 2017)

I. PURPOSE OF THE PLAN

The purpose of the AMENDED AND RESTATED TARGA RESOURCES CORP. 2010 STOCK INCENTIVE PLAN (As Amended and Restated May 22, 2017) (the “Plan”) is to provide a means through which TARGA RESOURCES CORP., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, Other Stock-Based Awards, Dividend Equivalents, Cash Awards, Substitute Awards or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership (including the Partnership), limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as amended or any successor accounting standard.

(c) “Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Phantom Stock Award, Bonus Stock Award, Other Stock-Based Award, Dividend Equivalent, Cash Award, or Substitute Award.

(d) “Award Agreement” means any document (including any employment, severance or change in control agreement), in written or electronic form, communicating the terms, conditions and limitations applicable to an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Bonus Stock Award” means an Award granted under Paragraph XI(a) of the Plan.

(g) “Cash Award” means an Award granted under Paragraph XI(d) of the Plan.

(h) “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of one of the following events:

(i) any Person, including a “group” as contemplated by section 13(d)(3) of the Exchange Act (other than an Affiliate), acquires or gains, directly or indirectly, ownership or control (including, without limitation, the power to vote), by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) or more than 50% of the combined voting power of the equity interests in the Partnership or the general partner of the Partnership;

(ii) any Person, including a “group” as contemplated by section 13(d)(3) of the Exchange Act (other than an Affiliate), acquires in any twelve-month period (in one transaction or a series of related transactions) ownership, directly or indirectly, of 30% or more of the outstanding shares of the Company’s voting stock (based upon voting power) or of the combined voting power of the equity interests in the Partnership or the general partner of the Partnership;

(iii) the completion of a liquidation or dissolution of the Company or the approval by the limited partners of the Partnership, in one or a series of transactions, of a plan of complete liquidation of the Partnership;

(iv) the sale or other disposition by the Company of all or substantially all of its assets in or more transactions to any Person other than an Affiliate;

(v) the sale or disposition by either the Partnership or the general partner of the Partnership of all or substantially all of its assets in one or more transactions to any Person other than to an Affiliate;

(vi) a transaction resulting in a Person other than Targa GP or an Affiliate being the general partner of the Partnership; or

(vii) as a result of or in connection with a contested election of Directors, the individuals who were Directors of the Company before such election shall cease to constitute a majority of the Board.

Notwithstanding the foregoing, with respect to an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules and with respect to which a Change in Control will accelerate or otherwise result in payment, “Change in Control” for such purposes shall mean a “change of control event” as defined in the Nonqualified Deferred Compensation Rules, unless otherwise expressly determined by the Committee.

(i) “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Common Stock in any merger or consolidation, (ii) the per share fair market value of the Common Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Common Stock in a dissolution transaction, (iv) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii) or (iv) of this Paragraph II(i) the value per share of the Common Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Paragraph II(i) or in Paragraph XIV(d) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(k) “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(l) “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XIV.

(m) “Consultant” means an individual who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(n) “Covered Employee” means an individual eligible to receive an Award under Paragraph VI who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of Section 162(m) for a specified fiscal year.

(o) “Director” means an individual who is a member of the Board.

(p) “Dividend Equivalent” means a right, granted under Paragraph XI(c), to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

(q) An “employee” means an individual (including a Director) in an employment relationship with the Company or any Affiliate.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations under such section.

(s) “Fair Market Value” means, as of any specified date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the closing sales price of the Common Stock on the most recent date on which Common Stock was publicly traded; or (iii) in the event Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Awards types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect a different measurement date or methodology for determining Fair Market Value, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

(t) “Incentive Stock Option” means an Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code.

(u) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(v) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(w) “Other Stock-Based Award” means an Award granted under Paragraph XI(b) of the Plan.

(x) “Participant” means an employee, Consultant, or Director who has been granted an Award that remains outstanding, including a Person who is no longer eligible under Paragraph VI to receive an Award.

(y) “Partnership” means Targa Resources Partners LP, a Delaware limited partnership.

(z) “Performance Award” means an Award granted under Paragraph XII of the Plan, the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more Performance Goals or other performance criteria specified by the Committee.

(aa) “Performance Goal” means one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, Affiliates, business or geographical units or operating areas of the Company, shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) revenues or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on stockholders’ equity; (4) income, operating income, operating income margin, net income or net income margin; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) general and administrative expenses and operational downtime; (9) capital expenditures or operating costs; (10) net asset value; (11) Fair Market Value of the Stock, share price, share price appreciation, total stockholder return or payments of dividends or dividend growth; (12) achievement of savings from business improvement projects and achievement of capital projects deliverables; (13) working capital or working capital changes; (14) operating profit or net operating profit; (15) internal research or development programs; (16) geographic business expansion or market share; (17) corporate development (including licenses, innovation, research or establishment of third party collaborations); (18) performance against sales, environmental, ethics or sustainability targets; (19) safety performance and/or incident rate; (20) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (21) satisfactory internal or external audits; (22) consummation, implementation or completion of a Change in Control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (23) regulatory approvals or other regulatory milestones; and (24) legal compliance or risk reduction. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee including the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure (such as per day, or per barrel, a volume or thermal unit of gas or a barrel-of-oil equivalent), on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.

(bb) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof, or other entity.

(cc) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(dd) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.

(ee) “Rule 16b-3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(ff) “Securities Act” means the Securities Act of 1933, as amended. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations under such section.

(gg) “Section 162(m) Award” means a Performance Award granted under Paragraph XII(b) of the Plan to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m).

(hh) “Section 162(m)” means section 162(m) of the Code and Treasury Regulation § 1.162-27, as amended from time to time, and any other guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(ii) “Stock Appreciation Right” or “SAR” means a right granted under Paragraph VIII to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.

(jj) “Substitute Award” means an Award granted under Paragraph XI(e) in substitution for a similar award as a result of certain business transactions.

(kk) “Targa GP” means Targa Resources GP LLC, the general partner of the Partnership.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan as set forth herein constitutes an amendment and restatement of the Targa Resources Corp. 2010 Stock Incentive Plan, as amended from time to time (the “2010 Plan”), originally adopted by the Company and previously approved by the Company’s stockholders effective as of November 12, 2010, and shall supersede and replace in its entirety such plan. The Plan shall be effective as of May 22, 2017, the date of its approval by the stockholders of the Company at the Company’s 2017 annual meeting of stockholders (the “Effective Date”). No further Awards may be granted under the Plan after 10 years from the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have vested or been settled or forfeited or satisfied or expired.

IV. ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board. In the absence of the Board’s appointment of a committee to administer the Plan or upon the Board’s election, the Board shall serve as the Committee, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Notwithstanding the foregoing, unless otherwise determined by the Board, the Committee shall be comprised solely of two or more members of the Board who are (i) “outside directors” (within the meaning of Section 162(m)), (ii) “non-employee directors” (within the meaning of Rule 16b-3), and (iii) “independent” (within the meaning of the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules).

(b) Powers. Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have authority, in its discretion, to determine (i) which employees, Consultants, or Directors shall receive an Award, (ii) the time or times when such Awards shall be made, (iii) the type of Awards that shall be made, and (iv) the number of shares or amount of cash to be subject to each Award or the other value of each Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, this shall include the power to (i) construe the Plan and the respective Award Agreements, (ii) prescribe rules and regulations relating to the Plan, (iii) determine the terms, restrictions, and provisions of each Award Agreement, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, (iv) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Common Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award, (v) determine the treatment of an Award upon a termination of employment or other service relationship, (vii) impose a holding period with respect to an Award or the shares of Common Stock received in connection with an Award, and (viii) make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be final, conclusive and binding on all Persons.

(d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chairman of the Board or the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any Person who is not subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation to the Chief Executive Officer may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chairman of the Board or the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be final, conclusive and binding on all Persons.

(e) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(f) Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Paragraph V; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a) Shares Subject to the Plan. Subject to adjustment in a manner consistent with Paragraph XIV, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed, since its original inception as the 2010 Plan, 15,000,000 shares (which aggregate maximum number of shares shall be comprised of the 5,000,000 shares originally available under the 2010 Plan and an additional 10,000,000 shares that became available as of the Effective Date). Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.

(b) Application of Limitation to Grants of Awards. Subject to Paragraph V(c), no Award may be granted if the number of shares of Common Stock that may be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under the Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered. To the extent that an Award lapses, expires, is cancelled, forfeited, exchanged, settled in cash or the rights of its holder otherwise terminate, any shares of Common Stock subject to such Award (including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or any taxes relating to Awards) shall again be available for the grant of an Award under the Plan. Notwithstanding the foregoing, (A) the number of shares tendered or withheld in payment of any exercise or purchase price of an Option or SAR or taxes relating to an Option or SAR, (B) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (C) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards. If an Award may be settled only in cash, such Award need not be counted against the share limitation under Paragraph V(a).

(d) Per Person Award Limitations. During a calendar year, a Covered Employee may not be granted Awards intended to be Section 162(m) Awards (i) to the extent such Award is based on a number of shares of Common Stock (including Awards that may be settled in either cash or shares of Common Stock) relating to more than 2,000,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Paragraph XIV, and (b) to the extent such Award is designated to be paid only in cash and is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $20,000,000. If an Award is cancelled, then the cancelled Award shall continue to be counted toward the applicable limitation in this paragraph to the extent required by Section 162(m).

(e) Director Award Limitations. During a calendar year, a non-employee Director may not be granted Awards under the Plan (i) relating to more than 35,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Paragraph XIV, or (ii) if greater, having a value (determined based on the grant date fair value of any such Award for financial reporting purposes) on the date of grant in excess of $750,000; provided, however, that the number of shares of Common Stock granted during a single calendar year of the Company to any non-employee Director, taken together with any cash fees paid to such non-employee member of the Board during such calendar year, shall not, in each case, exceed $1,000,000 in total value (calculating the value of any such shares based on the grant date fair value of such shares for financial reporting purposes and excluding, for this purpose, the value of any dividend or dividend equivalent payments paid pursuant to any shares of Common Stock granted in a previous calendar year). Notwithstanding the foregoing, the limits set forth in this Paragraph V(e) shall be without regard to grants of Awards, if any, made to a non-employee Director during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a Director.

(f) Stock Offered. The shares of Common Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock, (ii) Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

VI. ELIGIBILITY

Awards may be granted only to Persons who, at the time of grant, are employees, Consultants, or Directors; provided, that, any such Person must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such Person is granted an Award that may be settled in Stock. An Award may be granted on more than one occasion to the same Person, and, subject to the limitations set forth in the Plan, the Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

VII. STOCK OPTIONS

(a) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to Paragraph XI(e) and Paragraph XIV, such purchase price shall not be less than the greater of (i) the par value per share of the Common Stock, or (ii) 100% of the Fair Market Value per share of Common Stock on the date such Option is granted. The Option, or portion thereof, may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee, and an Option shall be exercisable in whole or in such installments and at such times as determined by the Committee. The purchase price of the Option, or portion thereof, shall be paid in full. The Committee shall determine the methods by which the purchase price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Common Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock.

(b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(c) Special Limitations on Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of section 422 of the Code. Incentive Stock Options shall not be granted more than 10 years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) on the date immediately preceding the date such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. If a Participant shall make any disposition of shares of Common Stock issued pursuant to an Incentive Stock Option under the circumstances described in section 421(a) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within 20 days thereof.

VIII. STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. An Award may be in the form of a SAR. SARs may be either free-standing or in tandem with other Awards.

(b) Exercise Price. Except as provided in Paragraph XI(e) and Paragraph XIV, the exercise price for a SAR shall not be less than the greater of (i) the par value per share of the Common Stock, or (ii) 100% of the Fair Market Value per share of Common Stock on the date such SAR is granted.

(c) Other Terms. Subject to the foregoing provisions, the Committee shall determine the terms, conditions and limitations applicable to any SAR, including, but not limited to, (i) the term of any SAR, (ii) the date or dates upon which the SAR becomes vested and exercisable, (iii) the form of consideration payable upon settlement, (iv) the method by or forms in which shares of Common Stock (if any) will be delivered or deemed to be delivered to Participants, and (v) any other terms and conditions of any SAR. The exercise period for a SAR shall extend no more than 10 years after the date on which such SAR is granted.

(d) Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the difference obtained by subtracting the purchase price with respect to a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR, by (ii) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

IX. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Goals or other performance criteria, (ii) the Participant’s continued employment with the Company or its Affiliates or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion (including, without limitation, a Change in Control), or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. Except as provided in Paragraph XVI(d), while subject to Forfeiture Restrictions, the Restricted Stock may not be sold, transferred, pledged, hedged, margined or otherwise encumbered by the Participant.

(b) Dividends and Splits. Unless provided otherwise in an Award Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Notwithstanding the foregoing, dividends with respect to any Restricted Stock Award (including Common Stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend) shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend has been distributed.

X. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).

(b) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount based on the then vested amount of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date or dates as may be specified by the Committee in the Award Agreement.

XI. OTHER AWARDS

(a) Bonus Stock Awards. Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

(b) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Paragraph XI(b) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine.

(c) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, with respect to Dividend Equivalents granted in connection with another Award, such Dividend Equivalents shall be subject to the same restrictions and a risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

(d) Cash Awards. An Award may be in the form of a Cash Award, either on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under the Plan. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee in accordance with this Plan

(e) Substitute Awards; No Repricing; No Reload. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become eligible to participate in the Plan as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price or purchase price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules, as determined to be appropriate by the Committee. Except as provided in this Paragraph XI(e) or Paragraph XIV, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or purchase price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or purchase price thereof, (iii) exchange any Option or SAR for Common Stock, cash or other consideration when the exercise price or purchase price per share of Common Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any). Reload Options may not be granted under the Plan.

XII. PERFORMANCE AWARDS

(a) Performance Awards Generally. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Plan as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any Performance Goals or other performance criteria applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Paragraph XII(b). Performance goals or other performance criteria may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(b) Section 162(m) Awards. If the Committee determines in its discretion that a Performance Award granted to a Covered Employee shall be designated as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of one or more pre-established Performance Goals (as defined in Paragraph II(aa)) and other terms set forth in this Paragraph XII; provided, however, that nothing in this Paragraph XII or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Performance Awards or other Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(i) Performance Goals. The Performance Goals for Section 162(m) Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the Performance Goal.

(ii) Effect of Certain Events. The Committee may, at the time the Performance Goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and Performance Goals with regard to the business criteria selected will reflect the impact of specified events or occurrences during the relevant performance period, which may mean excluding the impact of one or more events or occurrences, as specified by the Committee, for such performance period. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Section 162(m) Award to fail to qualify as “performance-based compensation” under Section 162(m), as determined to be appropriate by the Committee.

(iii) Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m), the Committee shall establish (A) the individuals who will be granted Section 162(m) Awards, and (B) the objective formula used to calculate the amount of cash or Common Stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a Performance Goal and, if desired, the effect of any events as described in Paragraph XII(b)(ii).

(iv) Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of one or more Performance Goals during the given performance period. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established Performance Goals with regard to the business criteria. If a pool is established, the Committee shall also establish the maximum amount payable to each Covered Employee from the pool for each performance period.

(v) Settlement or Payout of Awards; Negative Discretion. Except as otherwise permitted under Section 162(m), after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Common Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount.

(vi) Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of Performance Goals and performance period with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the amount of cash or Common Stock payable, if any, based on the level of achievement of such Performance Goals, and (C) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing.

(vii) Options and SARs. Notwithstanding the foregoing provisions of this Paragraph XII(b), Options and SARs with an exercise price or purchase price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of one or more pre-established Performance Goals.

(viii) Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with Section 162(m), in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of the Plan as in effect on the date of adoption of any Award Agreement relating to a Section 162(m) Award does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

XIII. PROVISIONS APPLICABLE TO AWARDS

(a) Award Agreements; Minimum Vesting Requirements. Each Award shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Award Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or (iii) membership on the Board, as applicable, or a Change in Control on the Award. The terms and provisions of the respective Award Agreements need not be identical. Notwithstanding any provision of the Plan to the contrary, the Committee shall not award to eligible individuals more than 5% of the aggregate number of shares of Common Stock available under the Plan on and after the Effective Date pursuant to Awards with a vesting schedule that provides for full vesting in less than one year following the date of grant of applicable Award, subject to the Committee’s authority under the Plan to vest Awards earlier, as the Committee deems appropriate, upon the occurrence of certain events described in Paragraph XIV, in the event of a Participant’s termination of employment or service or otherwise as permitted by the Plan.

(b) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Common Stock.

(c) Evidencing Stock. The Common Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(d) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(e) Additional Agreements. Each Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

XIV. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, the maximum number of shares of Stock available for issuance with respect to Awards and applicable limitations with respect to Awards provided in Paragraph V, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price or exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price or exercise price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals or other performance criteria, as applicable, and (iv) the applicable limitations with respect to Awards provided in Paragraph V to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Paragraph XIV, the Committee shall have complete discretion to make Equitable Adjustments in such manner and to such extent as it deems appropriate with respect to such other event.

(d) Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Paragraph IV and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i) Accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii) Provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the exercise price or purchase price with respect to an Option or SAR, as applicable to such Awards; provided, however, that to the extent the exercise price or purchase price of an Option or SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

(iii) Cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or

(iv) Make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including but not limited to the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Paragraph XIV(d) shall only apply to the extent it is not in conflict with Paragraph XIV(c).

(e) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price or exercise price per share, if applicable.

XV. AMENDMENT AND TERMINATION OF THE PLAN

The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Paragraph XIV will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

XVI. MISCELLANEOUS

(a) Limitation on Rights Conferred under Plan. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award Agreement issued by the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Person the right to continue as a Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Person’s employment or service relationship at any time, (iii) giving any Person any claim to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Common Stock in accordance with the terms of an Award.

(b) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Common Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Common Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Common Stock through net settlement or previously owned shares, whether pursuant to an Award Agreement or otherwise, shall be approved by either a committee made up of solely two or more “non-employee directors” (within the meaning of Rule 16b-3) or the full Board. If such tax obligations are satisfied through net settlement or previously owned shares, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(c) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(d) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(e) Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Paragraph XVI(e) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Common Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(f) Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to Awards under the Plan. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(g) Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to eligible persons who are subject to section 16 of the Exchange Act), Section 162(m) (with respect to any Section 162(m) Award) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 162(m) (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3 or Section 162(m)) or section 422 of the Code, in each case, only to the extent such sections of the Code are applicable. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option that is not an Incentive Stock Option for all purposes of the Plan.

(h) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.